Exhibit 10.5

DATED DECEMBER 21, 2012

ALAMO ENERGY CORP.

and

NORTHDOWN ENERGY LIMITED

and

AIMWELL ENERGY LIMITED

_____________________________________________

NOVATION OF

JOINT OPERATING AGREEMENT FOR

UK ONSHORE PETROLEUM EXPLORATION AND DEVELOPMENT

LICENCE NO. PEDL 245

BLOCKS TQ26, TQ36, TQ46 AND TQ56

_____________________________________________

THIS NOVATION AND AMENDMENT AGREEMENT is made the 21st day of December 2012

BETWEEN

(1)	ALAMO ENERGY CORP., a company registered in Nevada (registered number CIK#: 0001360334), with a mailing address of 10575 Katy Freeway, Suite 300, Houston, Texas, 77024, USA (“Alamo”);

(2)	NORTHDOWN ENERGY LIMITED, a company registered in England (company number 07768741) whose registered office is at Oldfield House, Oldfield Road, London, England, SW19 4SD (“Northdown”); and

(3)	AIMWELL ENERGY LIMITED, a company registered in England (company number 05822509) whose registered office is at 10 Rosebery Avenue, Harpenden, Herts, AL5 2QP (“Aimwell”).

each being hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)
The Parties and others are the present parties to the Joint Operating Agreement for UK Onshore Petroleum Exploration and Development Licence No. PEDL 245 Blocks TQ26, TQ36, TQ46 and TQ56 dated 14th November, 2011 hereinafter referred to as the “Operating Agreement”.

(B)
By a Sale and Purchase Agreement of even date herewith Alamo agreed to assign and transfer to Northdown an undivided 45% (forty-five per cent) Percentage Interest in and under the Operating Agreement (such interest to be assigned by Alamo being hereinafter referred to as the “Transferred Interest”) and to transfer the operatorship under the Operating Agreement to Northdown; and

(C)
The assignment and transfers referred to in Recital (B) have been perfected, inter alia, by a Deed of Interest Assignment, a Deed of Licence Assignment and a Transfer of Operatorship Agreement, each of even date herewith.

(D)
In consequence of the assignments referred to in Recital (B), the Parties wish to amend and novate the Operating Agreement and Alamo wishes to be released from and Northdown wishes to assume and perform the obligations and liabilities of Alamo under the Operating Agreement in respect of the Transferred Interest and the Parties have agreed to the execution of this Novation and Amendment Agreement in the terms hereinafter appearing.

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.	In this Novation and Amendment Agreement, terms and expressions defined in the Operating Agreement shall, unless the context otherwise requires, bear the same meanings herein.

2.	Each Party severally agrees that with effect on and from the date hereof (the “Effective Date”):

(a)
Alamo shall cease, in respect of the Transferred Interest, to be a party to the Operating Agreement and Northdown shall, in respect of the Transferred Interest, become a party thereto and shall assume all liabilities, perform all obligations and be entitled to the rights and benefits therein in place of Alamo in respect of the Transferred Interest;

(b)
Northdown undertakes and covenants as a separate obligation with each Party to assume, observe, perform, discharge and be bound by all liabilities, duties and obligations of Alamo in respect of the Transferred Interest arising under the Operating Agreement in the place of Alamo whether actual, accrued, contingent or otherwise and whether arising on, before or after the Effective Date and to be bound by the Operating Agreement as if Northdown had at all times been a party to the Operating Agreement in the place of Alamo in respect of the Transferred Interest;

(c)
Each Party (other than Alamo) herby releases and discharge Alamo from the observance, performance and discharge of each of the liabilities and obligations to the extent they are assumed by Northdown pursuant to Clause 2(b) above and each such Party shall accept the observance, performance and discharge of those liabilities and obligations of Northdown in the place thereof and Northdown hereby undertakes to indemnify and hold harmless each such Party (solely as far as concerns the Operating Agreement or any such side agreements, as defined in sub-clause 2 (d) below, to which it is a party) in respect of any loss, damage, cost (including legal cost) or expense for which Alamo would have been liable but for the release and discharge referred to herein; and

(d)
Clauses 2(a), 2(b) and 2(c) above shall also apply, as they apply to the Operating Agreement, in relation to any other agreement, instrument or document between or binding upon Alamo and any or all of the other Parties (and no other person or persons) (a “side agreement”), if and to the extent that the side agreement in question relates to any of the rights, liabilities and obligations affected by Clauses 2(a), 2(b) and 2(c) above.

3.	Clause 4 of the Operating Agreement shall be deleted and replaced with the following:

“4.        Interests of the Participants

Subject to the provisions of this Agreement, the Licence, all Joint Property, all Joint Petroleum and all costs and obligations incurred in, and all rights and benefits arising out of, the conduct of the Joint Operations shall be owned and borne by the Participants in proportion to their respective Percentage Interests which at the date of this Agreement are as follows:-

	Percentage Interest	Carry
Northdown	90.00%	10.00% (Northdown/Aimwell Carry)
Aimwell	10.00%
	100.00%

4.
This Novation and Amendment Agreement shall be treated as constituting all actions, confirmations, consents and undertakings required of Alamo and Northdown under the Operating Agreement and/or any side-agreement for the purpose of giving effect to the assignment and transfer of the Transferred Interest under the Operating Agreement and/or any side-agreement .

5.
Subject as expressly provided in this Novation and Amendment Agreement, all other provisions of the Operating Agreement and side agreements shall remain in full force and effect and binding on the parties thereto, insofar as the same are in full force and effect and binding on those parties immediately prior to the Effective Date.

6.
Nothing contained herein shall prejudice the rights and obligations of Alamo and Northdown under the Deed of Interest Assignment referred to in Recital (C) or under any other agreement between them in respect of the Transferred Interest.

7.
Each reference in this Novation and Amendment Agreement (including the Recitals hereto) to the Operating Agreement or any side-agreement shall be construed and shall have effect as a reference to the same as it may have been supplemented and/or amended and/or novated prior to the date hereof.

8.
This Novation and Amendment Agreement may be entered into in two or more counterparts each of which shall be deemed an original but which together shall constitute one and the same instrument, provided that this Agreement shall not be effective until each Party has executed at least one counterpart.

9.
For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Deed of Assignment is not intended to, and does not, give any person who is not a party to it any right to enforce any of its provisions.

10.
This Novation and Amendment Agreement may be executed in any number of counterparts to the same effect as if the executions on the counterparts were on a single text of this Novation and Amendment Agreement and it is hereby declared that this Novation and Amendment Agreement shall not come into force and effect until a counterpart has been executed and delivered by each Party. A Party shall be entitled to rely on a copy of this Novation and Amendment Agreement signed by the other Party and delivered to it by facsimile transmission or electronic means (including e-mail) until the delivery to it of an original of this Novation and Amendment Agreement containing the original signature of the other Party.

11.
This Novation and Amendment Agreement shall be governed by and construed in accordance with English law and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF the Parties have by their authorised representatives duly executed this Agreement the day and year first above written.

/s/ Allan Millmaker
Signed for and on behalf of ALAMO ENERGY CORP.

/s/ R. J. P. Ross
Signed for and on behalf of NORTHDOWN ENERGY LIMITED

/s/ Michael Rose
Signed for and on behalf of AIMWELL ENERGY LIMITED